QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 2003, except for Note 10, as to which the date is February 26, 2003, relating to the consolidated financial statements and financial statement schedule of SimpleTech, Inc., which appear in SimpleTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Orange County, California
May 20, 2003

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS